EXHIBIT 12
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
                                             WEINGARTEN REALTY INVESTORS
                                   COMPUTATION OF RATIO OF EARNINGS AND FUNDS FROM
                          OPERATIONS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
                                            (DOLLAR AMOUNTS IN THOUSANDS)

                                                                     YEAR ENDED DECEMBER 31,
                                                                     -----------------------
                                                                                                               SIX
                                                                                                             MONTHS
                                                                                                              ENDED
                                                                                                            JUNE 30,
                                                          1994     1995      1996       1997       1998       1999
                                                         -------  -------  ---------  ---------  ---------  ---------
Income before
Extraordinary charge. . . . . . . . . . . . . . . . . .  $43,788  $44,802  $ 53,938   $ 54,966   $ 60,365   $  37,271
Add:
Portion of rents representative of the interest factor.      521      572       605        667        882         692
Interest on indebtedness. . . . . . . . . . . . . . . .   10,694   16,707    21,975     30,009     33,654      15,524
Amortization of debt cost . . . . . . . . . . . . . . .      456      246       355        432        366         174
                                                         -------  -------  ---------  ---------  ---------  ---------

Net income as adjusted. . . . . . . . . . . . . . . . .  $55,459  $62,327  $ 76,873   $ 86,074   $ 95,267   $  53,661
                                                         =======  =======  =========  =========  =========  =========

Fixed Charges:
Interest on Indebtedness. . . . . . . . . . . . . . . .  $10,694  $16,707  $ 21,975   $ 30,009   $ 33,654   $  15,524
Capitalized interest. . . . . . . . . . . . . . . . . .    1,670    2,878     1,285        812      1,375       1,255
Preferred dividends . . . . . . . . . . . . . . . . . .        0        0         0          0      5,881       9,573
Amortization of debt cost . . . . . . . . . . . . . . .      456      246       355        432        366         174
Portion of rents representative of the interest factor.      521      572       605        667        882         692
                                                         -------  -------  ---------  ---------  ---------  ---------
Fixed charges
                                                         $13,341  $20,403  $ 24,220   $ 31,920   $ 42,158   $  27,218
                                                         =======  =======  =========  =========  =========  =========
RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED SHARE
DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . .     4.16     3.05      3.17       2.70       2.26        1.97
                                                         =======  =======  =========  =========  =========  =========

Net income available to common shareholders . . . . . .  $43,788  $44,802  $ 53,938   $ 54,966   $ 54,484   $  27,698
Depreciation and amortization . . . . . . . . . . . . .   26,842   29,813    33,414     37,544     41,580      22,990
Extraordinary charge. . . . . . . . . . . . . . . . . .        0        0         0          0      1,392         149
(Gains) loss on sales of property . . . . . . . . . . .      234       14    (5.563)    (3.327)      (885)         55
                                                         -------  -------  ---------  ---------  ---------  ---------
Funds from operations . . . . . . . . . . . . . . . . .   70,864   74,629    81,789     89,183     96,571      50,892
Portion of rents representative of the interest factor.      521      572       605        667        882         692
Amortization of debt cost . . . . . . . . . . . . . . .      456      246       355        432        366         174
Preferred dividends . . . . . . . . . . . . . . . . . .        0        0         0          0      5,881       9,573
Interested on indebtedness. . . . . . . . . . . . . . .   10,694   16,707    21,975     30,009     33,654      15,524
                                                         -------  -------  ---------  ---------  ---------  ---------
Funds from operations (as adjusted) . . . . . . . . . .  $82,535  $92,154  $104,724   $120,291   $137,354   $  76,855
                                                         =======  =======  =========  =========  =========  =========
RATIO OF FUNDS FROM OPERATIONS TO
COMBINED FIXED CHARGES AND
PREFERRED SHARE DIVIDENDS . . . . . . . . . . . . . . .     6.18     4.51      4.32       3.77       3.26        2.82
                                                         =======  =======  =========  =========  =========  =========
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